CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Evergreen International Trust:


We consent to the use of our report dated December 8, 2000 for the portfolios of Evergreen International Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the
prospectus   and   "Independent   Auditors"  in  the   Statement  of  Additional
Information.


                              /s/ KPMG LLP
Boston, Massachusetts
February 26, 2001